UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 18, 2015

CyberOptics Corporation

(Exact name of registrant as specified in its charter)

Minnesota	(0-16577)	41-1472057
(State or other jurisdiction of incorporation or organization)	Commission File No.	(I.R.S. Employer Identification No.)

5900 Golden Hills Drive Minneapolis, Minnesota		55416
(Address of principal executive offices)		(Zip Code)

(763) 542-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.07.      Submission of Matters to a Vote of Security Holders.

CyberOptics Corporation held its annual meeting of shareholders on May 18, 2015. At the meeting, each of Alex B. Cimochowski, Craig D. Gates, Subodh K. Kulkarni, Irene M. Qualters, and Michael M. Selzer, Jr. were reelected as directors to serve until the annual shareholder meeting in 2016 or until their successors are elected and qualify. The shareholders approved, on a nonbinding advisory basis, compensation for our executive officers. The shareholders also ratified the appointment of Grant Thornton LLP as CyberOptics’ independent registered public accounting firm for the year ending December 31, 2015.

As of the April 6, 2015 record date for the meeting, there were 6,685,866 shares of common stock issued and outstanding and 5,186,247 shares were represented at the annual meeting. The voting results were as follows:

1.	Election of Directors:

	For	Withheld	Broker Non-Votes
Alex B. Cimochowski	3,651,315	24,843	1,510,089
Craig D. Gates	3,664,174	11,984	1,510,089
Subodh K. Kulkarni	3,664,565	11,593	1,510,089
Irene M. Qualters	3,653,776	22,382	1,510,089
Michael M. Selzer, Jr.	3,664,367	11,791	1,510,089

2.	To approve compensation to our executive officers (nonbinding).

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
3,571,017	41,522	63,619	1,510,089

3.	To ratify the appointment of Grant Thornton LLP as independent registered public auditors.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
5,159,092	21,197	5,958	0

 Consistent with the prior vote on the desired frequency of the non-binding shareholder vote on the compensation of executives, the Board of Directors of CyberOptics has determined to include the vote on executive compensation annually in its proxy materials until the next required vote on the frequency of such vote.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBEROPTICS CORPORATION.

By	/s/ JEFFREY A. BERTELSEN
Jeffrey A. Bertelsen, Chief Financial Officer

Dated:   May 19, 2015